Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-69292
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                                 INFINITY, INC.

                        SUPPLEMENT NO. 4 DATED MAY 6, 2003
                      TO PROSPECTUS DATED DECEMBER 10, 2001


     Jeffrey C. Moskowitz, one of the selling holders, has sold a portion of his Notes to C.E. Unterberg, Towbin, a California Limited Partnership. As a result, the amounts shown for C.E. Unterberg, Towbin and Mr. Moskowitz are updated as follows:

                                                                   Number of        Percentage
                        Principal                   Number of        Shares         of Common
                        Amount of     Percentage    Conversion    Beneficially      Stock Out-
                        Notes That     of Notes     Shares That   Owned Before   standing Before
   Selling Holder       May be Sold   Outstanding   May be Sold     Offering         Offering
----------------------  -----------   -----------   -----------   ------------   ---------------

Jeffrey C. Moskowitz     $ 25,000        0.6%          5,200        5,200             *

C.E. Unterberg, Towbin,  $800,000       18.8%        166,400      783,789 (8)        8.9%
 a California Limited
 Partnership

_____________

(8)  Includes 166,400 shares issuable under the Notes held by C.E. Unterberg, Towbin, a
     California Limited Partnership; 472,500 shares issuable under warrants held by C.E.
     Unterberg, Towbin; and 104,000 shares issuable under Notes and 40,889 shares issuable under 7% Convertible Subordinated Notes held by C.E. Unterberg, Towbin Capital
     Partners, L.P.
